UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2007

Keryx Biopharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30929 (Commission File Number)	13-4087132 (IRS Employer Identification No.)

750 Lexington Avenue
New York, New York 10022
(Address of Principal Executive Offices)

(212) 531-5965
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.  Entry into a Material Agreement.

Keryx Biopharmaceuticals, Inc. (“Keryx”) entered into an employment agreement with Beth F. Levine, effective as of April 25, 2007 to serve as Senior Vice President, General Counsel, Chief Compliance Officer and Secretary of Keryx. The material terms of the employment arrangement are described in Item 5.02(c) and are incorporated herein by reference.

The Board of Directors of Keryx appointed Ms. Levine as an executive officer of Keryx at a meeting on April 25, 2007.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors;  Appointment of Certain Officers; Compensatory Arrangements of Certain  Officers.

(c)	On April 27, 2007, Keryx announced the appointment of Beth F. Levine, age 43, to serve as Keryx’s Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary.

Ms. Levine joins Keryx from Pfizer Inc., where she served in various positions in the Legal Division between 1994 and 2007. Most recently, Ms. Levine served as Assistant General Counsel - U.S. Pharmaceuticals, where she was chief counsel responsible for the legal affairs of the $23 billion Pfizer division. From 2000 through 2003, Ms. Levine served as Assistant General Counsel - Pfizer Consumer Group, where she was chief counsel responsible for the consumer group's global legal affairs. Prior to working at Pfizer, Ms. Levine was a litigation associate at the law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP. Ms. Levine received a J.D. from Fordham Law School and a B.S. from Cornell University.

Keryx entered into an employment agreement with Ms. Levine on April 25, 2007. Under the employment agreement, Ms. Levine’s initial base salary will be equal to $300,000, with annual salary increases to be determined in accordance with Keryx’s corporate policies. Ms. Levine is also eligible to receive an annual bonus equal to up to 50% of her base salary if certain performance objectives set by Keryx’s Chief Executive Officer are met. For 2007, the performance bonus and target will be agreed upon on or before May 30, 2007.

Ms. Levine was granted options, pursuant to an inducement plan, to purchase 150,000 shares of Keryx common stock (the “Options”). The Options will vest as follows: 37,500 on the one-year anniversary of Ms. Levine’s employment, and 9,375 Options every three months after Ms. Levine’s one-year anniversary until the 48th month of employment. Ms. Levine is eligible to receive up to 37,500 additional options on an annual basis.

Ms. Levine was also granted 15,000 restricted shares of Keryx common stock (the “Restricted Shares”). The Restricted Shares will vest as follows: 5,000 Restricted Shares on the two-year anniversary of Ms. Levine’s employment; 5,000 Restricted Shares on the three-year anniversary of Ms. Levine’s employment; and 5,000 Restricted Shares on the four-year anniversary of Ms. Levine’s employment.

Ms. Levine’s employment will continue until terminated by either party. Either party may terminate Ms. Levine’s employment at any time upon 90 days’ notice, provided however, that if such termination occurs without cause or for good reason during the first 12 months of employment, Ms. Levine will receive her full salary and benefits (excluding bonus) until the first anniversary of her employment.

If Ms. Levine’s employment is terminated without cause or she resigns for good reason in anticipation of or within 12 months following a chance of control which values Keryx in excess of $1.5 billion, then Ms. Levine will be entitled to a lump sum payment of one year’s base salary and any earned and unpaid bonus.

If Ms. Levine resigns for good reason or if her employment is terminated without cause or in the event of a change in control, all of her unvested Options and Restricted Shares will become immediately vested. All outstanding Options will remain exercisable until the earlier of (i) two years following such termination, and (ii) for the full term of such Options.

In the event Ms. Levine's employment is terminated due to her death or disability, she will receive her base salary for three months following her last day of employment, and all outstanding Options will remain exercisable until the earlier of (i) two years following such termination, and (ii) for the full term of such Options.

Ms. Levine’s employment is subject to a non-competition arrangement as agreed upon between Keryx and Ms. Levine.

There are no arrangements between Ms. Levine and any other person pursuant to which she was selected as an officer, nor are there any transactions to which Keryx was or is a participant and in which Ms. Levine has a material interest subject to disclosure under Item 404(a) of Regulation S-K. Ms. Levine is not related in any way to any officer, employee or director of Keryx.

The text of a press release announcing the appointment of Ms. Levine is attached as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

(d)	On April 25, 2007, Kevin J. Cameron was appointed to Keryx’s Board of Directors of by unanimous vote of the directors.

Mr. Cameron joins the Keryx Board of Directors with more than ten years of corporate governance and strategy experience. In 2003, Mr. Cameron co-founded and currently serves as President of Glass Lewis & Company, a leading independent research firm focused on issues of corporate governance. Glass Lewis is recognized as one of the most important advisers to institutional investors. Clients include seven of the ten largest public pension funds and eight of the largest mutual fund managers, as well as many leading hedge funds. From 2001 to 2002, Mr. Cameron handled corporate affairs for Moxi Digital, a technology venture focused on digital entertainment. From 1997 to 2001, he was the general counsel at NorthPoint Communications, a publicly-traded broadband telecommunications company. Mr. Cameron was an attorney with the corporate law firm of Kellogg, Huber, Hansen, Todd & Evans in Washington D.C. and served as a law clerk to the Hon. James L. Buckley of the United States Court of Appeals for the District of Columbia Circuit.

Mr. Cameron earned a law degree from the University of Chicago, where he served as articles editor of the Law Review, and an undergraduate degree from McGill University. He is a frequent lecturer on corporate governance, and has been widely quoted on issues as diverse as pension accounting and executive compensation.

There are no arrangements or understandings between Mr. Cameron and any other person pursuant to which Mr. Cameron was appointed to the Board of Directors. Since January 1, 2006, Mr. Cameron has not entered into any transaction in which he has a direct or indirect material interest and in which Keryx or any subsidiary of Keryx is also a party, and Mr. Cameron is not currently considering any such transactions. Pursuant to the Amended and Restated Directors Equity Compensation Plan under Keryx's 2004 Long-Term Incentive Plan, Mr. Cameron received 50,000 stock options to purchase shares of Keryx common stock on April 25, 2007. The exercise price of the options is 11.02, and the options will vest per the following schedule: 16,667 on April 25, 2008; 16,667 on April 25, 2009; and 16,666 on April 25, 2010.

The text of a press release dated April 25, 2007 announcing the appointment of Mr. Cameron is furnished as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as a part of this report:

Exhibit
Number  Description

99.1   Press Release dated April 25, 2007.

99.2   Press Release dated April 25, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keryx Biopharmaceuticals, Inc. (Registrant)

Date: April 26, 2007	By:	/s/ Ronald C. Renaud, Jr.
Ronald C. Renaud, Jr.
Senior Vice President, Chief Financial Officer, and Treasurer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release dated April 25, 2007.

99.2	Press Release dated April 25, 2007.